UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2026

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1990 E. Grand Avenue El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2025 (the “Original Report”), on March 21, 2025, Faraday Future Intelligent Electric Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”) entered into a Securities Purchase Agreement (the “March SPA”) with certain investors party thereto (collectively, the “Investors”), pursuant to which the Company agreed to sell, and the Investors agreed to purchase, in four closings, for an aggregate purchase price of $41 million, of which approximately $39.5 million would be paid in cash and approximately $1.5 million would be converted from a previous loan to the Company, (i) certain senior unsecured convertible notes (the “Unsecured Notes”), (ii) common stock purchase warrants (the “Common Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), (iii) shares of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”); and (iv) incremental note purchase warrants (the “Incremental Warrants”), exercisable for (A) Unsecured Notes, (B) Common Warrants and (C) shares of Series B Preferred Stock. The Original Report is incorporated herein by reference. Capitalized terms not defined herein shall have the meaning set forth in the Original Report. The First Closing occurred on April 4, 2025, the Second Closing occurred on May 28, 2025, the Third Closing occurred on July 11, 2025 (each, a “Completed Closing” and, collectively, the “Completed Closings”) and the Fourth Closing has yet to occur.

On August 20, 2026 (the “Signing Date”), the Company and the Investors entered an Amendment Agreement (the “Amendment Agreement”) to amend (i) the March SPA to split the Fourth Closing into two separate closings, with the form of Unsecured Notes to be issued therein amended; (ii) the March SPA to eliminate the Company’s obligation to issue, and the Investors’ right to receive, Common Warrants and Incremental Warrants at the remaining closings; (iii) the preamble of the outstanding Incremental Warrants issued by the Company to the Investors at each Completed Closing, to eliminate the Company’s obligation to issue, and such Investors’ right to receive, Common Warrants upon exercise of such Incremental Warrants; and (iv) the Commitment Annex to reallocate a portion of the remaining Note Commitment Amount for one Investor to another.

The terms of the amended and restated Unsecured Notes (the “A&R Notes”) remain substantially similar to the form of Unsecured Notes filed as Exhibit 4.3 to the Original Report, except that the conversion price will only be adjusted upon (i) the final closing, to 100% of the Closing Bid Price (as defined in the A&R Notes) on the trading day immediately prior to the final closing; (ii) the receipt of Stockholder Approval (as defined in the A&R Purchase Agreement), to 100% of the Closing Bid Price on the trading day immediately prior to the receipt of Stockholder Approval; and (iii) the effectiveness date of the Registration Statement (as defined in the A&R Notes), to 100% of the Closing Bid Price on the trading day immediately prior to the effectiveness date of the Registration Statement.

The foregoing summary of the Amendment Agreement and A&R Notes do not purport to be complete and is subject to, and are qualified in its entirety by, the full text of the Amendment Agreement, which is filed as Exhibit 10.1 and Exhibit 4.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Amended and Restated Unsecured Note
10.1	Form of Amendment Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: August 21, 2026	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer

2